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                                                                    EXHIBIT 10.7

                      Form Of Quotation And Lease Agreement
                     Between The Registrant And Its Lessees


                                 LEASE AGREEMENT

         This Agreement of Lease and Rental, entered into on this _______, by and between _______ an Indiana corporation, (hereinafter known as Lessor) and ________________________ corporation (hereinafter known as Lessee) have agreed in consideration of the promises contained herein,


                                   WITNESSETH:

         1. The Lessor hereby leases and rents unto the lessee and the Lessee hereby leases and rents from the Lessor, upon the terms and conditions, covenants and considerations and considerations hereinafter set forth certain equipment and personal property of the Lessor more fully described as follows:

         One (1)
Serial Number

         2. Title to said leased property shall at all times remain in the Lessor's name and Lessee shall enjoy only the beneficial use thereof as set forth herein, so long as the Lease Agreement remains in full force and effect. Lessee may take possession of the leased property upon the execution of this agreement.

         3. As rental for the use of the above described equipment, the Lessee shall pay to the Lessor a monthly rental of ________, the first of which said rentals shall be payable on the ___________ and shall continue with a like payment on the 25th day of each and every month thereafter for a period of five years. At the end of the term of this lease, Lessee may purchase the leased property for the fair market value.

         4. Lessee shall at the cost and expense of the Lessee, cause the leased equipment to be insured in a good and reliable insurance company for the protection and benefit of the Lessor, with the Lessor named in said insurance policy as an additional insured. The Lessee shall forthwith provide the Lessor with due proof of Lessee's compliance with said insurance requirements set forth above. In addition, the terms of the insurance policy insuring the leased equipment shall allow the Lessor at least
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ten (10) days notice of the Lessee's default on said insurance policy premiums, prior to the cancellation of said insurance coverage, and the Lessor have the right during the ten (10) day notice period to, at its discretion, to pay the insurance premium. Said payment of an insurance premium by the Lessor shall constitute default by the Lessee in the terms of this contract.

               5. The Lessee may use said leased equipment for the following purposes and in the following manner:

         In normal course of Lessee's business of manufacturing.

         6. Lessee shall keep and maintain the leased equipment in a reasonable state of repair at all times, comparable to it's present condition, and to purchase at the cost and expense of Lessee any repairs and maintenance necessary.

         7. The operators of said equipment shall be the employees, agents and servants of the Lessee alone and shall in no manner be under the direction, control or in the employ of the Lessor. As concerns the operation of said equipment, Lessee shall be deemed as an independent contractor and not an agent, employee or servant of the Lessor, nor under the direction or control of the Lessor in any manner.

         8. So long as this agreement shall remain in effect, the Lessee shall pay all taxes assessed against the leased property by the Sate of Indiana, the United States of America, or any political sub-division thereof.

         9. THE LESSOR MAKES NO WARRANTIES, EXPRESSED OR IMPLIED ABOUT THE CONDITION OF THE LEASED EQUIPMENT. FURTHER, THE LESSOR EXPRESSLY DISCLAIMS ANY IMPLIED WARRANTIES FOR MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

         10. Lessee covenants and agrees to hold the Lessor safe, free and harmless from any and all costs, damages, charges or other liability of any kind or character whatsoever arising out of or from the operation of said leased equipment under this lease agreement.

         11. Lessee convenants and agrees to provide competent and experienced operators of said equipment and upon termination of this agreement for any reason, to forthwith return and redeliver said leased equipment and property to the Lessor in as good condition as when Lessee received the same, ordinary wear and tear excepted.
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     12. Lessee shall not transfer, sell or assign this lease agreement or any interest therein to any person or entity without first having obtained the written consent of the Lessor.

     13. In the event of the failure, neglect or refusal of the Lessee to pay said monthly rentals at the times and in the form and manner provided herein or to fully or faithfully perform all and singularly the obligations, duties and agreements to be kept and performed by said Lessee, the Lessor may at it's option forthwith cancel, terminate and rescind this lease agreement, without notice or process, and with relief from all appraisement laws. In which event all right to possession and use of the equipment by Lessee shall cease and terminate and the Lessor shall be permitted to take immediate and complete possession of the equipment. Further, the Lessor shall be entitled: (1) to retain all rents and additional sums paid by the lessee, as well as resale proceeds, refunds or other funds received by the Lessor on account of this lease, and (2) may, but shall not be required to, re-let all or part of the equipment above described as Lessor shall elect or may, but shall not be required to sell the equipment at public or private sale either for case or credit, with relief from all appraisement laws, and (3) shall be entitled to recover from Lessee all rents and additional sums accrued by Lessor under this lease and unpaid prior to Lessors retaking possession of the equipment, and as partial damages for breach, a sum equal to the total unpaid rental which would have accrued for the balance of the term of this lease less only the net proceeds of such re-letting or sale, and (4) shall be entitled to recover from the Lessee any and all damages which Lessor, shall sustain by reason of any such default, failure or breach by the Lessee to together with reasonable sum for attorney's fees or expense as shall be expended or incurred in the seizure, rental, storage, transportation, re-letting, or sale of such equipment, and enforcement of any right, privilege hereunder, collection of any sums due hereunder or any consultation or action in such connection. The remedies herein provided in favor of the Lessor shall not be deemed exclusive, but shall be cumulative and shall be in addition to all other remedies in the Lessor's favor, existing in law, equity or bankruptcy.

     14. Unless terminated in the manner set forth above, this lease agreement shall continue in full force and effect until one party shall give to the other party hereto thirty (30) days written notice of such termination. For this purpose, the serving of such notice by registered or certified mail addressed to the party on which such notice is being served at the address
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designed heretofore, shall be deemed adequate and sufficient.

         15. That in the event of termination, cancellation, or otherwise the ending of this lease the Lessor shall be entitled, and in addition to all his other remedies, law, equity, or bankruptcy to the immediate possession of the leased property.

         16. That this lease agreement shall be governed by all proposes by the substantive laws of the Sate of Indiana.

         17. The Lessee and Lessor agree in the event of dispute, or default on this lease agreement the Courts of the State of Indiana shall have jurisdiction over the Lessor and Lessee to resolve any questions arising hereunder.

         18. The Failure of either party to insist upon strict performance of any of the provisions of this agreement shall not be construed as a waiver of any subsequent default of the same or similar nature.

         19. The Lessor and the Lessee hereby acknowledge that no representations of any kind have been made to him or her as in inducement to enter into this agreement other than the representations set forth herein, and this agreement constitutes all of the terms of the contract between said parties. The terms of this agreement may be waived, amended or supplemented only in writing, executed with the same formality as this lease.

         IN WITNESS WHEREOF, the parties have hereunto set their hands and seals on the date first above written.

                                             "LESSOR"
                                             by:_____________________________


ATTEST:
             ---------------------------


                                             "LESSEE"
Thermwood Corporation, PO Box 436, Dale, Indiana 47523-0436

                                             By:____________________________


ATTEST:
             ---------------------------
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STATE OF INDIANA)
                             )   SS:
COUNTY OF SPENCER)


         Before me, the undersigned, a Notary Public in and for said county, this ______ day of ____________, 199_, personally appeared Lessor, _______________ by its president ___________________ and its secretary/treasurer, ________________ and acknowledged the execution of the foregoing instrument.

         Witness my hand and notarial seal.
                                                    ____________________________


My commission expires:
                                                  NOTARY PUBLIC
                                                  Resident of Spencer County, IN

 ___________________________



STATE OF INDIANA)
                       )     SS

COUNTY OF SPENCER)

         Before me, the undersigned, a Notary Public in and for said county, this ______ day of ______________, 199_, personally appeared Lessee, Thermwood Corporation by its president Kenneth Susnjara and its treasurer, Rebecca Fuller and acknowledged the execution of the foregoing instrument.

         Witness my hand and notarial seal.

                                                   ___________________________

My commission expires:
                                                   NOTARY PUBLIC
                                             Resident of _____ County